SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)     November 22, 2005

GE Capital Credit Card Master Note Trust
(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-107495, 333-107495-02	20-0268039 (GE Capital Credit Card Master Note Trust)
(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Summer Street, Stamford, Connecticut	06927
(Address of Principal Executive Offices)	(Zip Code)

203-585-6669

(Registrant’s Telephone Number, Including Area Code)

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2005, GE Capital Credit Card Master Note Trust (the “Trust”) and Deutsche Bank Trust Company Americas, as the indenture trustee (the “Indenture Trustee”), entered into the Omnibus Amendment to Indenture Supplements, a copy of which is filed with this Form 8-K as Exhibit 4.1, pursuant to which the Trust and the Indenture Trustee amended the Series 2004-1 Indenture Supplement, dated as of June 23, 2004, the Series 2004-2 Indenture Supplement, dated as of September 22, 2004, the Series 2004-VFN4 Indenture Supplement, dated as of September 22, 2004, the Series 2004-VFN5 Indenture Supplement, dated as of December 29, 2004, the Series 2005-1 Indenture Supplement, dated as of March 30, 2005, the Series 2005-VFN1 Indenture Supplement, dated as of March 31, 2005, the Series 2005-2 Indenture Supplement, dated as of June 30, 2005, the Series 2005-3 Indenture Supplement, dated as of June 30, 2005, the Series 2005-VFN2 Indenture Supplement, dated as of June 30, 2005 and the Series 2005-VFN3 Indenture Supplement, dated as of September 29, 2005.

Item 9.01. Financial Statements and Exhibits.

(a)  Not applicable
(b)  Not applicable
(c)  Exhibits.

Exhibit No.	Document Description

Exhibit 4.1	Omnibus Amendment to Indenture Supplements, dated as of November 21, 2005, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas, as the indenture trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RFS Holding, L.L.C., as
Co-Registrant, and as depositor on behalf of
GE CAPITAL CREDIT CARD MASTER NOTE TRUST, as Co-Registrant

Dated: November 22, 2005	By:	/s/ Melissa Hodes
	Name:	Melissa Hodes
	Title:	Manager

INDEX TO EXHIBITS

Exhibit No.	Document Description

Exhibit 4.1	Omnibus Amendment to Indenture Supplements, dated as of November 21, 2005, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas, as the indenture trustee.